                                                                     EXHIBIT 4.8


                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This Amendment, dated as of March 16, 2000, is made by and among DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties to the Credit Agreement (as defined herein) by means of assignment and assumption as described in the Credit Agreement (individually referred to as a "Bank" or collectively as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                    Recitals

          A. The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of May 31, 1999 (the "Credit Agreement").

          B. As of the date hereof, no Advances to the Borrower are outstanding under the Credit Agreement and no Advances will be made to the Borrower under the Credit Agreement until after the First Amendment Effective Date (defined below). Also as of the date hereof, no Letters of Credit have been issued for the account of the Borrower under the Credit Agreement and no Letters of Credit will be issued for the account of the Borrower under the Credit Agreement until after the First Amendment Effective Date.

          C. The Borrower has requested, among other things, that (i) the Termination Date be extended for three hundred and sixty-four (364) days to March 15, 2001, and (ii) the Aggregate Commitment be increased to $80,000,000.

          D. The Banks and the Agent are willing to grant the Borrower's requests pursuant to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. Amendments to and Additions to Defined Terms. Defined terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition,
Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "`Aggregate Commitment': The aggregate of the Commitments of the Banks, being initially $80,000,000, as the same may be reduced from time to time pursuant to Section 4.3."

          "`Applicable Eurodollar Rate Margin': A percentage equal to (i) eighty-seven one-hundredths of one percent (.87%) at all times when the Borrower's senior debt (A) is not rated by Moody's or by Standard & Poors,
     (B) if rated by Standard & Poors and Moody's, has a rating of less than BBB- by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) seventy one-hundredths of one percent (.70%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's."

          "`Applicable Facility Fee Percentage': A percentage equal to (i) eighteen one-hundredths of one percent (.18%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
     (B) if rated by Standard & Poors and Moody's, has a rating of less than BBB- by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) fourteen one-hundredths of one percent (.14%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or
     (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's."

          "`Applicable Federal Funds Rate Margin': A percentage equal to (i) one and ten one-hundredths of one percent (1.10%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
     (B) if rated by Standard & Poors and Moody's, has a rating of less than BBB- by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) ninety-five one-hundredths of one percent (.95%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or
     (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's."

          "`Applicable Letter of Credit Margin': A percentage equal to (i) ninety-four one-hundredths of one percent (.94%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
     (B) if rated by Standard & Poors and Moody's, has a rating of less than BBB- by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) seventy-seven one-hundredths of one percent (.77%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or
     (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's."

          "`Borrower's Term Credit Agreement': The Credit Agreement dated as of November 2, 1999, by and among the Agent, U. S. Bank and Wells Fargo, as the same may be amended, modified, supplemented, restated or replaced from time to time."

          "`Commitment': In the case of each Bank, the amount set forth opposite such Bank's signature on the signature page of the First Amendment (or in the relevant Assignment and Assumption Agreement for such Bank), as the same may be reduced from time to time pursuant to Section 4.3, or, as the context may require, the agreement of each Bank to make Loans to the Borrower and to participate in Swing Line Loans made to the Borrower and Letters of Credit issued for the account of the Borrower up to such amount, subject to the terms and conditions of this Agreement."

          "`Compliance Certificate': A certificate in the form of Exhibit B to the First Amendment, duly completed and signed by the treasurer or the chief financial officer of the Borrower."

          "`First Amendment': That certain First Amendment to Credit Agreement dated as of March 16, 2000, by and among the Borrower, the Banks and the Agent."

          "`First Amendment Effective Date': The date on which the First Amendment becomes effective under paragraph 13 of the First Amendment."

          "`Percentage': As to any Bank, the percentage set forth opposite such Bank's signature on the signature page of the First Amendment (or in the relevant Assignment and Assumption Agreement for such Bank) (i.e., the proportion, expressed as a percentage, that such Bank's Commitment bears to the Aggregate Commitment)."

          "`Revolving Notes': The promissory notes of the Borrower described in
     Section 2.5(a), substantially in the form of Exhibit A to the First Amendment, as such promissory notes may be amended, modified or supplemented from time to time, and such form shall include any substitutions for, or renewals of, such promissory notes."

          "`Termination Date': The earliest of (a) March 15, 2001, or such later date to which the Termination Date is extended pursuant to the provisions of Section 2.9, (b) the date on which the Commitments are terminated pursuant to Section 10.2 hereof or (c) the date on which the Commitments are reduced to zero pursuant to Section 4.3 hereof."

          "`Wells Fargo': Wells Fargo Bank, National Association, its successors and assigns."

          2. Deletion of Defined Term "Norwest". The defined term "Norwest" is hereby deleted from Section 1.1 of the Credit Agreement and each reference in the Credit Agreement to "Norwest" is hereby amended to be a reference to "Wells Fargo."

          3.   Amendment to Section 2.5(a) of the Credit Agreement. Section 2.5
(a) of the Credit Agreement is hereby amended to read as follows:

          "(a) Revolving Notes. The Revolving Loans of each Bank shall be evidenced by a promissory note of the Borrower (each a "Revolving Note" and collectively for all Banks, the `Revolving Notes'), substantially in the form of Exhibit A to the First Amendment, in the amount of such Bank's Commitment originally in effect and dated as of the date of the First Amendment Effective Date (or dated as of the relevant date of the Assignment and Assumption Agreement for such Bank). Each Bank shall enter in its respective records the amount of each Revolving Loan, the rate or rates of interest borne by its Revolving Loans and the payments made on the Revolving Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error."

          4. Amendment to Section 2.8(c)(vii) of the Credit Agreement. The words "plus $250" in the sixth line of Section 2.8(c)(vii) of the Credit Agreement are hereby amended to read "plus $300."

          5.   Amendment to Section 8.1(b) of the Credit Agreement. Section 8.1
(b) of the Credit Agreement is hereby amended by deleting the words "Section 9.8, 9.9, 9.13 or 9.14" as they appear in the sixth line thereof and by substituting therefor the words "Section 9.8, 9.9, 9.13, 9.14 or 9.16."

          6.   Amendment to Section 9.8(b) of the Credit Agreement. Section 9.8
(b) of the Credit Agreement is hereby amended to read as follows:

          "(b) Investments by the Borrower or its Subsidiaries in other Subsidiaries of the Borrower or other investments by the Borrower or its Subsidiaries in the ordinary course of business."

          7.   Amendment to Section 9.8(c) of the Credit Agreement. Section 9.8
(c) of the Credit Agreement is hereby amended to read as follows:

          "(c) Investments made after March 16, 2000 to acquire all or substantially all of the assets or stock of other Persons, provided that
     (i) the sum of all cash consideration paid, the current market value (as of the date of such Investment) of all property given and all Indebtedness incurred and assumed in connection with all such investments made after March 16, 2000 shall not exceed an aggregate amount of

     $100,000,000 and (ii) any Person whose assets or stock are so acquired shall be engaged in a business which is permitted for the Borrower or its Subsidiaries under Section 9.4 of this Agreement."

          8.   Amendment to Section 9.9(e) of the Credit Agreement. Section 9.9
(e) of the Credit Agreement is hereby amended to read as follows:

          "(e) Indebtedness (other than Indebtedness permitted under Section 9.9(a)) in an aggregate amount not to exceed at any time fifty-five percent (55%) of the Borrower's Consolidated Net Worth (the Borrower's Indebtedness under the Borrower's Term Credit Agreement, the Borrower's guarantees of Indebtedness for borrowed money of Dain Rauscher Lending Services permitted under Section 9.9(c) above, and the WAH Subordinated Debentures shall be included as Indebtedness for purposes of determining the Borrower's compliance with the fifty-five percent (55%) of Consolidated Net Worth requirement of this Section 9.9(e)."

          9. Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended to read as follows:

          "Section 9.13 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of
     (i) $325,000,000 plus (ii) thirty percent (30%) of the sum of the Consolidated Net Income of the Borrower (with any consolidated net loss during any fiscal quarter counting as zero) for each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 31, 2001."

          10. Addition of Section 9.16 to the Credit Agreement. Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.16 immediately following existing Section 9.15:

          "Section 9.16 Minimum Equity Investment by the Borrower in Dain Rauscher Incorporated. The Borrower will maintain at all times the Borrower's equity investment in Dain Rauscher Incorporated in an amount not less than $325,000,000."

          11. Amendment to Section 10.1(h) of the Credit Agreement. Section 10.1(h) of the Credit Agreement is hereby amended to read as follows:

          "(h) A judgment or judgments for the payment of money in excess of the sum of $25,000,000 in the aggregate shall be rendered against the Borrower and/or its Subsidiaries and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;"

          12. Amendment to Section 10.1(o) of the Credit Agreement. Section 10.1(o) of the Credit Agreement is hereby amended to read as follows:

          "(o) A Default, Event of Acceleration or Event of Default (each as defined therein) shall occur under the Dain Rauscher Incorporated Credit Agreement or a Default or Event of Default (each as defined therein) shall occur under the Borrower's Term Credit Agreement."

          13. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective when the Agent shall have received each of the following, each in substance and form acceptable to the Agent in its sole discretion:

          (a) This Amendment, duly executed on behalf of the Borrower, the Agent, and the Banks;

          (b) A Revolving Note payable to the order of each Bank in the amount of such Bank's Commitment after giving effect to this First Amendment, duly executed on behalf of the Borrower.

          (c) A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or Assistant Secretary of the Borrower.

          (d)  An opinion of counsel to the Borrower; and

          (e)  Such other items as the Agent shall reasonably require.

          14. Delivery of Revolving Notes to Banks; Return of Replaced Revolving Notes by Banks. Promptly upon the Agent's receipt of the Revolving Notes from the Borrower as contemplated by paragraph 13(b) of this Amendment, the Agent shall deliver to each Bank its respective Revolving Note. Promptly upon each such Bank's receipt of its Revolving Note, such Bank shall return to the Agent the Borrower's replaced Revolving Note payable to such Bank marked "Replaced by Replacement Revolving Note." Upon receipt of each such replaced Revolving Note marked "Replaced by Replacement Revolving Note" from each such Bank, the Agent shall promptly return each such replaced Revolving Note to the Borrower.

          15. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

          16. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article VII of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          17. References to Credit Agreement. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

          18. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

          19. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          20. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the preparation of this Amendment, including without limitation all reasonable fees and disbursements of legal counsel to the Agent.

          21. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


                [Remainder of this page intentionally left blank;
                             signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above.




                                        DAIN RAUSCHER CORPORATION

                                        By
                                          --------------------------------------
                                          Title
                                                --------------------------------

                                        Dain Rauscher Plaza
                                        60 South Sixth Street
                                        Minneapolis, Minnesota 55402-4422
                                        Attention:  David J. Parrin
                                        Fax: (612) 371-2960


Commitment:                             U.S. BANK NATIONAL ASSOCIATION,
$20,000,000                             as Agent and a Bank

Percentage:  25%
                                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------


                                        601 2nd Avenue South
                                        Minneapolis, Minnesota 55402-4302
                                        Attention: Vice President, Financial
                                                     Services Division
                                        Fax: (612) 973-0832


Commitment:                             WELLS FARGO BANK,
$20,000,000                             NATIONAL ASSOCIATION

Percentage:  25%
                                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------

                                        Sixth Street and Marquette Avenue
                                        Minneapolis, Minnesota 55479-0105
                                        Attention:  Vice President, Financial
                                        Institutions Division
                                        Fax: (612) 667-7251



              Signature Page to First Amendment to Credit Agreement

Commitment:                             THE BANK OF NEW YORK
$20,000,000

Percentage:  25%                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------

                                        One Wall Street
                                        First Floor
                                        New York, New York 10286
                                        Attention:  Joe Ciacciarelli
                                        Fax: (212) 809-9375


Commitment:                             CREDIT LYONNAIS, NEW YORK BRANCH
$20,000,000

Percentage:  25%                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------

                                        1301 Avenue of the Americas
                                        Credit Lyonnais Building
                                        New York, New York 10019
                                        Attention: Ira Stein
                                        Fax: (212) 261-3401




              Signature Page to First Amendment to Credit Agreement

                                                                    EXHIBIT A TO
                                                              FIRST AMENDMENT TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE

$[Commitment]                                             Minneapolis, Minnesota
                                                                          , 2000
                                                          ----------------

         FOR VALUE RECEIVED, the undersigned, DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [BANK] (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of
                            AND 00/100 DOLLARS ($[Commitment]), or if less, the
then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

         This Note is a Revolving Note referred to in, and evidences Revolving Loans incurred by the Borrower to the Bank under, a Credit Agreement dated as if May 31, 1999, as amended by a First Amendment to Credit Agreement of even date herewith (herein, as it may be restated, amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         This Note is issued in substitution for and replacement of, but not in payment of, the Borrower's revolving note dated as of May 31, 1999, payable to the order of the Bank in the original principal amount of $[replaced revolving note amount].

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Minnesota.

                                        DAIN RAUSCHER CORPORATION


                                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------

                                                                    EXHIBIT B TO
                                                              FIRST AMENDMENT TO
                                                                CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

         In accordance with Section 8.1 of the Credit Agreement dated as of May 31, 1999, as amended by a First Amendment to the Credit Agreement dated as of March 16, 2000 (the "Credit Agreement"), among Dain Rauscher Corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and U.S. Bank National Association, as Agent, attached are the financial statements of as of and for the month and
year-to-date period ended                ,      (the "Current Financials").

         I certify that the Current Financials have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices applied in the annual audit reports referred to in Section 8.1(a) of the Credit Agreement.

Defaults and Events of Default (check one):

         [ ] I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to the Bank and remedied.

         [ ] Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to the Banks and remedied.

         For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 9.8(b), 9.8(c), 9.9(c), 9.9(d), 9.13, 9.14 and 9.16 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:

Covenant          Actual          Requirement
--------          ------          -----------

9.8(b)

9.8(c)

9.9(c)

9.9(d)

9.13

9.14

9.16



                                        DAIN RAUSCHER CORPORATION


                                        By
                                          --------------------------------------
                                          Title
                                               ---------------------------------

                                        Dated:
                                              ----------------------------------





                                      B-2